2Q25 Financial Results July 17, 2025

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” “guidance” or similar expressions or future conditional verbs such as “may,” “will,” “likely”, “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures and labor shortages, that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to execute on our strategic business initiatives and achieve our financial performance goals across our Consumer and Commercial businesses, including our Private Bank; • The effects of geopolitical instability, including the wars in Ukraine and the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with heightened supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; • Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks, that could adversely affect our reputation, operations, business, and customers; • A failure in or breach of our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures, with those denoted as Underlying for any given reporting period excluding certain items that may occur in that period which management does not consider indicative of the Company’s on-going financial performance. We believe these non-GAAP financial measures provide useful information to investors because they are used by our management to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe those measures denoted as Underlying in any given reporting period reflect our on-going financial performance in that period and, accordingly, are useful to consider in addition to our GAAP financial results. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP.

2Q25 GAAP summary

$s in millions	2Q25	1Q25	2Q24	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,437	$ 1,391	$ 1,410	$ 46	3 %	$ 27	2 %
Noninterest income	600	544	553	56	10	47	8
Total revenue	2,037	1,935	1,963	102	5	74	4
Noninterest Expense	1,319	1,314	1,301	5	—	18	1
Pre-provision profit	718	621	662	97	16	56	8
Provision for credit losses	164	153	182	11	7	(18)	(10)
Income before income tax expense	554	468	480	86	18	74	15
Income tax expense	118	95	88	23	24	30	34
Net income	$ 436	$ 373	$ 392	$ 63	17 %	$ 44	11 %
Preferred dividends	34	33	35	1	3	(1)	(3)
Net income available to common stockholders	$ 402	$ 340	$ 357	$ 62	18 %	$ 45	13 %
$s in billions							
Average interest-earning assets	$ 196.3	$ 195.1	$ 198.5	$ 1.3	1 %	$ (2.1)	(1) %
Average deposits	$ 174.1	$ 172.7	$ 173.7	$ 1.4	1 %	$ 0.5	— %
Performance metrics							
Net interest margin	2.94 %	2.89 %	2.86 %	5 bps		8 bps	
Net interest margin, FTE[(1)]	2.95	2.90	2.87	5		8	
Loan-to-deposit ratio (period-end)	79.6	77.5	80.4	205		(87)	
ROTCE	11.0	9.6	10.6	141		44	
Efficiency ratio	64.8	67.9	66.3	(315)		(151)	
Noninterest income as a % of total revenue	29 %	28 %	28 %	127 bps		125 bps	
Full-time equivalent colleagues	17,677	17,315	17,510	362	2	167	1
Operating leverage					4.88 %		2.36 %
Per common share							
Diluted earnings	$ 0.92	$ 0.77	$ 0.78	$ 0.15	19 %	$ 0.14	18 %
Tangible book value	$ 35.23	$ 33.97	$ 30.61	$ 1.26	4 %	$ 4.62	15 %
Average diluted shares outstanding (in millions)	436.5	442.2	456.6	(5.7)	(1) %	(20.0)	(4) %

3

See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

4 2Q25 Underlying financial summary(1) Q/Q Y/Y $s in millions 2Q25 $/bps % $/bps % Net interest income $ 1,437 $ 46 3% $ 27 2 % Noninterest income 600 56 10 51 9 Total revenue 2,037 102 5 78 4 Noninterest expense 1,319 5 — 54 4 Pre-provision profit 718 97 16 24 3 Provision for credit losses 164 11 7 (18) (10) Net income available to common stockholders $ 402 $ 62 18% $ 29 8 % Performance metrics Diluted EPS $ 0.92 $ 0.15 19% $ 0.10 12 % Efficiency ratio 64.8 (315) bps 17 bps Noninterest income as a % of total revenue 29% 127 bps 141 bps ROTCE 11.0% 141 bps (4) bps Tangible book value per share $ 35.23 $ 1.26 4% $ 4.62 15 % See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described on page 30. 2Q25 1Q25 2Q24 Notable items impacts Pre-tax EPS Pre-tax EPS Pre-tax EPS ($s in millions except per share data) Integration-related $ — $ — $ — $ — $ (3) $ (0.01) TOP/FDIC-related/Other — — — — (29) (0.03) Total $ — $ — $ — $ — $ (32) $ (0.04)

2Q25 financial performance detail

	(A)	(B)	(C) = (A) + (B)	(D)	(E) = (C) + (D)
$s in millions	Legacy Core[1]	Private Bank	Core	Non-Core[2]	Total CFG
Net interest income	$1,362	$80.3	$1,442	$(5)	$1,437
Noninterest income	582	15.2	597	3	600
Total revenue	1,944	95.4	2,039	(2)	2,037
Noninterest Expense	1,244	60.4	1,304	15	1,319
Pre-provision profit	700	35.1	735	(17)	718
Provision for credit losses	162	—	162	2	164
Income before income tax expense	538	35.1	573	(19)	554
Income tax expense	114	8.9	123	(5)	118
Net income	424	26.2	450	(14)	436
Preferred dividends	34	—	34	—	34
Net income available to common stockholders	$390	$26.2	$416	$(14)	$402
Contribution to total CFG Diluted EPS	$0.90	$0.06	$0.96	$(0.04)	$0.92
$s in billions					
Interest-earning assets (spot)	$184	$4.9	$189	$4.6	$193
Loans (spot)	131	4.9	136	3.6	139
Deposits (spot)	166	8.7	175	—	175
Risk-weighted assets (spot)	158	5.4	163	4.6	168
Performance metrics:					
Net interest margin, FTE[3]	2.93%	---	3.04%	(0.43)%	2.95%
Loan-to-deposit ratio (spot)	78.6	56.3	77.5	---	79.6
CET1 capital ratio[4]	11.2	---	10.9	---	10.6
ROTCE	10.7	---	11.5	---	11.0
Efficiency ratio	64.0	63.2	63.9	---	64.8
Noninterest income as a % of total revenue	29.9	15.9	29.2	---	29.4

See pages 31-32 for notes.

5

2Q25 Overview[1]

Solid 2Q25 results

- EPS of $0.92 reflects strong revenue performance, positive operating leverage of ~5% QoQ
  - Continued strong Private Bank progress, contributing $0.06 to EPS, up $0.02 QoQ
- PPNR of $718 million, up 16% QoQ
  - NIM continues to steadily expand, up 5 bps to 2.95%
    - Tracking well to 3.05-3.10% in 4Q25, 3.15-3.30% in 4Q26, and 3.25-3.50% in 2027
  - Strong fee performance led by Card, Wealth and Mortgage; Capital Markets saw a modest increase driven by equity underwriting and loan syndications, partly offset by delayed M&A closings
  - Disciplined expense management with expenses broadly flat

PPNR drivers

$s in millions	2Q25	QoQ
NII	$1,437	3.3 %
Fees	600	10.3 %
Expenses	1,319	0.4 %

Maintaining strong capital and liquidity position

- Maintained a strong capital position while continuing to repurchase shares
  - CET1 ratio of 10.6%[2]; 9.1% adjusted for AOCI opt-out removal
- Strong liquidity profile; spot LDR of 79.6%; pro forma LCR well exceeds Category I Bank requirement of 100%
- Average deposits up 1% QoQ with growth in lower-cost categories, partially offset by a reduction in higher-cost Treasury brokered deposits; continued deposit rate management lowered IB deposit costs by 2 bps

Positive trends in credit and loans

- Loans up 1% QoQ on a spot basis with growth across the Private Bank, Commercial and Consumer
- Net charge-offs of 48 bps, down slightly QoQ with favorable trends in NPAs, down 4%
- Strong ACL coverage of 1.59%, down slightly QoQ; reflects improving loan mix

Well positioned for the medium term

- Private Bank build out tracking well; adding wealth teams and opening new PBOs; confident the business will deliver a ~20 to 24% return on equity for FY2025 and maintain this over the medium term
- Good visibility into driving NIM, NII higher over the medium-term
- Strong execution of strategic initiatives (Private bank, NYC Metro, Private Capital, Payments, BSO) continues
- TOP 10 progressing well towards ~$100 million pre-tax run-rate benefit by year-end 2025; commenced work on a 'Reimagining the Bank' initiative (multi-year transformational TOP program)

6

See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

7 2.90% 0.03% 0.02% 0.02% 0.02% (0.02)% (0.02)% 2.95% 1Q25 Non-Core impact Terminated Swaps Funding pricing & mix Fixed-rate asset repricing Asset yields & mix, net of active swaps* Day count/ Other 2Q25 $198.5B $197.2B $196.6B $195.1B $196.3B $1,410 $1,369 $1,412 $1,391 $1,437 2.87% 2.77% 2.87% 2.90% 2.95% 2Q24 3Q24 4Q24 1Q25 2Q25 ■ NII up 3.3%, reflects higher NIM and a 1% increase in average interest-earning assets – NIM of 2.95%, up 5 bps QoQ, given the time-based benefits of Non-Core runoff and lower terminated swap impact, lower deposit costs and favorable fixed-rate asset repricing ■ Interest-earning assets yield of 4.89%, up 5 bps, reflects fixed-rate asset repricing benefit of securities and mortgage, as well as retail mix improvement, and lower terminated swap impact on C&I yields ■ Interest-bearing deposit costs decreased 2 bps to 2.35%; cumulative interest-bearing deposit down-beta of ~54% ■ Total deposit costs down 2 bps to 1.85%; total cost of funds down 2 bps to 2.07% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 1Q25 to 2Q25 $s in millions, except earning assets *Includes ~(1) basis point impact related to active receive-fixed swaps Time-based NIM benefit

Noninterest income[1]

Noninterest income details

$s in millions	2Q25	1Q25	2Q24	$ Q/Q	$ Y/Y
Service charges and fees	$ 111	$ 109	$ 106	$ 2	$ 5
Capital markets fees	105	100	134	5	(29)
Card fees	90	83	88	7	2
Wealth fees	88	81	75	7	13
Mortgage banking fees	73	59	54	14	19
FX and derivative products	41	39	39	2	2
Letter of credit and loan fees	45	44	43	1	2
Securities gains, net	5	7	—	(2)	5
Other income[2]	42	22	10	20	32
Noninterest income, underlying	$ 600	$ 544	$ 549	$ 56	$ 51
Notable items [3]	—	—	4	—	(4)
Noninterest income, reported	$ 600	$ 544	$ 553	$ 56	$ 47

Noninterest income

$s in millions



$553
$549
$532
$534
$574
$564
$544
$600
2Q24
3Q24*
4Q24
1Q25
2Q25
Underlying
Notable items

Linked Quarter

- Noninterest income increased 10%, reflecting the following key business drivers:
  - Capital markets fees increased $5 million, primarily reflecting higher equity underwriting and loan syndication fees. M&A fees were down as several significant deals pushed into July given market uncertainty in the quarter
  - Card fees increased $7 million, given seasonally higher purchase volumes
  - Wealth fees increased $7 million, given higher transactional revenue and an increase in advisory fees, primarily driven by net inflows
  - Mortgage banking fees increased $14 million, driven by MSR valuation, net of hedging, as well as higher production fees
  - Other income increased $20 million, reflecting the benefit of various modest revenue items

Year-Over-Year

- Underlying noninterest income increased 9%, reflecting the following key business drivers:
  - Service charges and fees increased $5 million, primarily driven by higher overdraft and cash management fees
  - Capital markets fees decreased $29 million, reflecting lower M&A and bond underwriting fees partially offset by higher equity underwriting fees
  - Wealth fees increased $13 million, reflecting growth in AUM, primarily from the Private Bank
  - Mortgage banking fees increased $19 million, primarily driven by higher MSR valuation, net of hedging

*3Q24 has notable items of ($2MM)

See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

8

Noninterest expense[1]

Noninterest expense details

$s in millions	2Q25	1Q25	2Q24	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 681	$ 696	$ 637	$ (15)	$ 44
Equipment & software	193	194	186	(1)	7
Outside services	169	155	155	14	14
Occupancy	108	112	107	(4)	1
Other operating expense	168	157	180	11	(12)
Noninterest expense, underlying	$ 1,319	$1,314	$1,265	$ 5	$ 54
Notable items[1]	—	—	36	—	(36)
Noninterest expense, reported	$ 1,319	$1,314	$1,301	$ 5	$ 18
Full-time equivalents (FTEs)	17,677	17,315	17,510	362	167

Efficiency ratio



66.3%
64.6%
66.2%
65.6%
66.3%
65.4%
67.9%
64.8%
2Q24
3Q24
4Q24
1Q25
2Q25
Underlying
Notable items

Linked Quarter

- Noninterest expense of $1.3 billion, up 0.4%
  - Salaries and benefits decreased $15 million, reflecting lower payroll taxes and compensation-related costs given seasonality
  - Outside services increased $14 million, primarily driven by higher technology and vendor-related costs
  - Occupancy decreased $4 million, driven by lower branch maintenance and utilities given first-quarter seasonality
  - Other operating expense increased $11 million, primarily reflecting higher seasonal marketing-related and travel costs

Year-Over-Year

- Underlying noninterest expense of $1.3 billion, up 4%
  - Salaries and benefits increased $44 million, reflecting hiring related to the Private Bank and Private Wealth build out, as well as a broader increase in salaries and benefits
  - Equipment and software increased $7 million, given technology investments
  - Outside services increased $14 million, largely driven by investments across the enterprise
  - Other operating expense decreased $12 million, reflecting lower fraud losses, FDIC insurance expense and marketing-related costs

9

See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including "Underlying" results. "Underlying" results exclude the impact of notable items described on page 30.

10 $143.1 $142.0 $140.9 $139.7 $138.8 $9.4 $8.4 $7.4 $6.4 $3.9 $133.7 $133.6 $133.5 $133.3 $134.9 Non-Core Core Loan yield 2Q24 3Q24 4Q24 1Q25 2Q25 ~39% QoQ ■ Period-end loans up 1%; Core loans up 2% – Private Bank growth of $1.2 billion, driven primarily by commercial line utilization and mortgage – Commercial* up ~$300 million, given an increase in C&I reflecting line utilization and net new business, partially offset by CRE paydowns and balance sheet optimization actions – Retail* up $813 million, driven by home equity and mortgage – Non-Core loans down $662 million, reflecting continued runoff ■ Average loans down 1%; Core loans up 1% ■ Loan yield of 5.31%, up 5 bps QoQ, including the benefit of lower swap expense Loans and leases $s in billions Average loans and leases $141.8 $141.6 $139.2 $137.6 $139.3 $8.9 $7.9 $6.9 $4.2 $3.6 $132.9 $133.7 $132.3 $133.4 $135.7 Non-Core Core 2Q24 3Q24 4Q24 1Q25 2Q25 $s in billions Period-end loans and leases 5.60% 5.50% 5.35% 5.26% 5.31% Linked Quarter Year-Over-Year ~16% QoQ ~2% QoQ ~1% QoQ *Excludes Non-Core portfolio and Private Bank. See page 39 for details. ■ Period-end loans down $2.5 billion, or 2%, reflecting Non-Core runoff of $5.3 billion; Core loans up $2.8 billion, or 2% – Private Bank growth of $3.5 billion – Retail* up $2.0 billion, driven by home equity and mortgage – Commercial* down $2.8 billion, reflecting paydowns in CRE and C&I balance sheet optimization actions, partially offset by higher line utilization ■ Average loans down $4.3 billion, or 3.0%; Core loans up 1%

Deposit performance and cost of funds

Average deposits



$s in billions
$173.7
$174.1
$174.3
$172.7
$174.1
2.82%
2.86%
2.55%
2.37%
2.35%
2.24%
2.26%
2.02%
1.87%
1.85%
2Q24
3Q24
4Q24
1Q25
2Q25
Consumer
Commercial
Treasury/Other
Total deposit costs
Interest-bearing deposit costs

Linked Quarter

- Average deposits up 1%, driven by ~$1.5 billion growth in retail and Private Bank lower-cost categories, partially offset by the reduction in higher-cost Treasury brokered and retail time deposits
- Period-end deposits down 1%, driven by the reduction of higher-cost Treasury brokered and retail time deposits, partially offset by growth in Commercial demand and checking with interest deposits
- Interest-bearing deposit costs down 2 bps
  - Cumulative interest-bearing deposit down beta of ~54%
- Total deposit costs down 2 bps
- Total cost of funds down 2 bps

Period-end deposits



$s in billions
$176.4
$175.2
$174.8
$177.6
$175.1
2Q24
3Q24
4Q24
1Q25
2Q25
Consumer
Commercial
Treasury/Other

Year-Over-Year

- Average deposits up slightly
- Period-end deposits down ~$1.3 billion, or 1%, reflecting a ~$6 billion reduction in higher-cost Treasury brokered deposits and slightly lower Commercial balances, largely offset by ~$5 billion growth in the Private Bank and Consumer
- Interest-bearing deposit costs down 47 bps
- Total deposit costs down 39 bps
- Total cost of funds down 41 bps

11

12 Branch deposits 49% Citizens Access 6% Private Bank/ Private Wealth 6% Business Banking 12% Commercial 25% Treasury/ Other 2% As of 6/30/25 Highly diversified and retail-oriented deposit base $175.1B Period-end deposits Peer Avg(1) Business mix Product mix Stable retail deposits (excludes Private Bank/Private Wealth) 42% 42% 43% 21% 21% 22% 21% 21% 21% NIB Low-cost deposits 2Q24 1Q25 2Q25 % NIB and low-cost deposits (2) 55% 68% 67% 1Q25 1Q25 2Q25 See pages 31-32 for notes. NIB 22% Checking With Interest 20% Savings 9% Citizens Access Savings 5% Money Market 32% Time 12%

13 $182 $172 $162 $153 $164$184 $192 $189 $200 $167 0.52% 0.54% 0.53% 0.58% 0.48% Provision for credit losses Net charge-offs Net c/o ratio 2Q24 3Q24 4Q24 1Q25 2Q25 0.51% 0.52% 0.54% 0.53% 0.58% 0.48% 0.53% ■ Net charge-offs of $167 million, or 48 bps of average loans, down from $175 million, or 51 bps in 1Q25, after adjusting for the 7 bps impact of the Non-Core transaction (an agreement entered into in 1Q25 to sell ~$1.9 billion of Non-Core education loans) – Retail net charge-offs decreased by $44 million compared with 1Q25, which included the recognition of a $25 million charge-off associated with the Non-Core transaction – Commercial net charge-offs increased by $11 million, given an increase in C&I ■ Nonaccrual loans decreased 4% QoQ primarily driven by a decline in C&I, other retail and continued runoff of the Non- Core auto portfolio Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs (1) $1,527 $1,687 $1,664 $1,582 $1,524 $939 $1,071 $1,017 $983 $939 $588 $616 $647 $599 $585 151% 136% 136% 140% 145% Commercial Retail ACL to nonaccrual loans and leases 2Q24 3Q24 4Q24 1Q25 2Q25 $s in millions Nonaccrual loans $182 $172 $162 $153 $164$184 $192 $189 $200 $167 $154 $190 Provision for credit losses excl. transaction Provision for credit losses Net charge-offs excl. transaction Net charge-offs 2Q24 3Q24 4Q24 1Q25 2Q25 Net c/o ratioNet c/o ratio excl. transaction Net charge-offs associated with Non-Core transaction $175 Net charge-off ratio - excluding Non-Core transaction Commentary

Allowance for credit losses

Allowance for credit losses

$s in millions


Total ACL ratio
1.63%
1.61%
1.62%
1.61%
1.59%
$2,306
$2,286
$2,259
$2,212
$2,209
1.99%
1.88%
1.86%
1.86%
1.77%
1.25%
1.34%
1.39%
1.34%
1.39%
2Q24
3Q24
4Q24
1Q25
2Q25
Retail
Commercial
Retail ACL(1)
Commercial ACL(1)

CRE General Office reserve

	2Q25		1Q25	
Balance ($B)	$ 2.73		$ 2.86	
ACL ($MM; % coverage)	$ 322	11.8 %	$ 351	12.3 %
Cumulative NCOs* ($MM)	$ 490		$ 464	

*Cumulative losses since 3/31/23

General Office key reserve assumptions

	Current assumptions
Property valuations, peak-to-trough % decline	~70%
Avg. loss severity (%)	~44%
Default rate (%)	~27%
General Office ACL coverage	11.8%
Allowance for credit losses	$322 million

- CRE General Office portfolio of $2.73 billion, down modestly QoQ reflecting paydowns and charge-offs
- Strong ACL coverage of General Office informed by a severe recession scenario combined with a loan-by-loan analysis
  - ACL coverage for CRE General Office of 11.8% compares with 12.3% in 1Q25
  - NCOs of ~$490 million since March 31, 2023 plus the current ACL balance of $322 million equates to a potential loss rate of ~20%** on this portfolio, stable with 1Q25

Commentary

- The allowance for credit losses decreased slightly given improving loan mix, primarily reflecting the Non-Core portfolio reduction, reduced CRE and lower loss-content originations
- The economic forecast supporting the allowance reflects a mild recession which contemplates a potential macroeconomic impact from tariffs
  - Real GDP decline of 0.5% start-to-trough unchanged versus the 1Q25 assumption
  - Peak unemployment of 5.2% assumed compared with 5.1% for 1Q25
  - In addition, we apply a more severe scenario against areas of concern, such as General Office

***Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

See pages 31-32 for notes.

14

Strong capital position

$s in billions (period-end)	2Q24	3Q24	4Q24	1Q25	2Q25
Basel III basis[1]					
Common equity tier 1 capital	$ 18.1	$ 17.9	$ 17.9	$ 17.8	$ 17.8
Risk-weighted assets	$168.4	$168.6	$165.7	$166.9	$168.0
Common equity tier 1 ratio	**10.7 %**	**10.6 %**	**10.8 %**	**10.6 %**	**10.6 %**
Tier 1 capital ratio	**12.0 %**	**11.9 %**	**12.1 %**	**11.9 %**	**11.9 %**
Total capital ratio	**14.0 %**	**13.9 %**	**14.0 %**	**13.9 %**	**13.8 %**
Tangible common equity ratio	6.5 %	7.0 %	6.8 %	7.0 %	7.2 %

CET1 ratio remains strong[2]

		TBV/share	
	CET1	**$**	**%**
1Q25	**10.64%**	**$33.97**	
Net Income	0.26	1.01	3.0%
Common and preferred dividends	(0.13)	(0.51)	(1.5)
RWA increase	(0.07)		
Treasury stock	(0.12)	(0.06)	(0.2)
Goodwill and intangibles	—	0.03	0.1
AOCI	—	0.70	2.1
Other	0.02	0.09	0.3
Total change	(0.04)	1.26	3.7%
2Q25	**10.60%**	**$35.23**	

Highlights

- 2Q25 CET1 ratio of 10.6%
  - 9.1% CET1 ratio adjusted for AOCI opt-out removal
- TBV/share of $35.23, up 4% QoQ, reflects higher net income and AOCI impact from lower long-term rates
  - Tangible common equity ratio of 7.2%, up 24 bps QoQ
- Total capital returned to shareholders was $385 million in 2Q25
  - Paid $185 million in common dividends to shareholders
  - Repurchased $200 million of common stock at a weighted-average price of $39.00
- The Board of Directors increased the capacity of the Company's common share repurchase program to $1.5 billion on June 12, 2025

See pages 31-32 for notes.

15

16 Transformed Consumer Bank Best-positioned Commercial Bank Building a premier Private Bank ...while reimagining how we operate, pursuing cost transformation & launching new digital initiatives ■ Strong deposit franchise grounded in primary relationships ■ Growing high-quality, deep relationship customers to drive strong returns ■ Significant potential to scale NY Metro and capture more affluent households ■ Focused on delivering an exceptional service model ■ High-quality growth in deposits, lending and wealth management ■ Geographically-aligned teams to leverage and deepen relationships ■ Best-positioned Commercial Bank ready to serve private capital and high- growth sectors of the U.S. economy ■ Full suite of Capital Markets & Advisory capabilities and Treasury Solutions ■ Integrated coverage model with focus on attractive high-growth markets and industry verticals ■ Partnering with Private Bank to deliver full suite of capabilities Continuing to invest across our three core businesses... Expanding into new markets Focused on driving attractive growth and enhancing profitability over the medium term Boston FloridaCalifornia NY Metro NY Metro

Building a premier Private Bank

Citizens PRIVATE BANK™

$s in billions

Deposits



Avg
Spot
$3.1
$4.0
$7.6
$8.7
$8.5
$8.7
2Q24
1Q25
2Q25

- ~36% noninterest-bearing
- ~2.2% total deposit cost
- Continued client growth with a $966 million increase in average deposits; spot stable reflecting timing of inflows/ outflows

Loans



Avg
Spot
$1.2
$1.4
$3.3
$3.7
$4.0
$4.9
2Q24
1Q25
2Q25

- Loan growth driven by improvement in capital call line utilization, given increasing client activity, as well as growth in retail mortgage
- Avg. portfolio yield ~7%

AUM

As of 6/30/25



$3.6
$5.2
$6.5
2Q24
1Q25
2Q25

- Added 3 advisor teams during 2Q25 in NYC metro, North New Jersey and Los Angeles
- 8 advisor teams added since launch; all located in key markets aligned with PBO offices: New York, San Francisco, Boston, Boca Raton, Naples, Southern California

Financial profitability

- Tracking well towards targets for ~$12B deposits, ~$7B loans and ~$11B AUM by end of 2025
- Expect 5%+ earnings contribution to total CFG in 2025
- Confident the business will deliver a ~20 to 24% return on equity for FY2025 and maintain this over the medium term

Expanding our PBO footprint

Boston, MA	*New York, NY*
Palm Beach, FL	*Newport Beach, CA (2H25)*
San Francisco, CA	*Menlo Park, CA (2H25)*
Mill Valley, CA	*San Diego, CA (2H25)*

17

3Q25 outlook vs. 2Q25

	2Q25	3Q25 outlook
Net interest income	$1,437MM	■ Up ~3-4% ■ NIM up ~5 bps ■ Earning assets up slightly
Noninterest income	$600MM	■ Up low single digits; rebound in capital markets will be partially offset by reductions in mortgage and other income
Noninterest expense	$1,319MM	■ Up ~1-1.5%
Net charge-offs	$167MM; 48 bps	■ Modestly lower
CET1 ratio[1]	10.6%	■ Stable ■ ~$75MM in share repurchases
Tax rate	21.4%	■ ~21%

FY2025 Commentary

- 2H25 environment shaping up to be constructive
- Continue to be comfortable with FY2025 guide provided in January

See pages 31-32 for notes.

18

19 ■ Committed to maintaining our strong capital and liquidity position, while further enhancing funding and performance with balance sheet optimization ■ Credit allowance remains strong and contemplates conservative macroeconomic assumptions – Credit metrics continue to trend favorably ■ Flexibility to support customers and invest while continuing to return capital to shareholders; repurchased $200 million of common stock in 2Q25 ■ Track record of strong execution ■ Commitment to operating and financial discipline; TOP 10 on target to deliver pre-tax run-rate benefit of ~$100 million by YE2025; commenced work on a 'Reimagining the Bank' initiative (multi-year transformational TOP program) ■ Excellence in our capabilities, highly competitive with mega-banks and peers Citizens is an attractive investment opportunity ■ Transformed Consumer Bank with further deposit growth and Wealth revenue potential; well positioned in NYC Metro to gain market share; performance tracking well ■ Best-positioned Commercial Bank ready to serve private capital and high-growth sectors of the U.S. economy ■ Building premier Wealth/Private Bank franchise - continued to make strong progress, contributing $0.06 to EPS in 2Q25 and targeting ~5%+ earnings accretion in 2025; since launch, added leading wealth teams in San Francisco, Boston, New York/New Jersey, Southern California, and Florida, accelerating AUM growth Maintaining a robust balance sheet Citizens has been transformed since the IPO given sound strategy, capable and experienced leadership and a strong customer-focused culture Well positioned to deliver ~16 to 18% ROTCE over the medium term given strategic initiatives and 2025 to 2027 NII tailwinds ■ Significant NII tailwind from Non-Core and swaps over the medium term; target NIM range ~3.25 to 3.50% ■ Private Bank results go from start-up to delivering an attractive ~20 to 24% return on equity in FY2025 and beyond ■ Current drag from Non-Core dissipates with time Continue to have a series of unique initiatives that will lead to relative medium-term outperformance

Appendix ■ Medium-term NIM outlook ■ Interest Rate Risk Management ■ Non-Core assets and funding ■ AOCI accretion ■ Credit

Meaningful NIM improvement over the medium term

Chart not to scale

Medium-term NIM target 3.25 to 3.50%

Factors supporting 3.25 to 3.50% NIM

- Swaps and Non-Core runoff
- Stable to improving balance sheet mix
- Fed funds terminal range of 3.0 to 4.0%
- Cumulative IBD beta of low/mid 50's %



2.95%
2Q25
2025
2026
2027
3.50%
Fed funds at or above 4% favor top end of range or above
3.25%
Fed funds at or below 3% favor bottom of range or below

Cumulative NIM impact from starting point 2Q25

In basis points

	4Q25	4Q26	4Q27
Terminated swaps	+3	+17	+21
Non-Core	+3	+6	+9
Cumulative time-based NIM benefit vs. 2Q25	+6	+24	+30
Fixed-rate asset repricing benefit	+4	+8 to +11	+15 to +20
Asset sensitivity net of swaps/other impacts	0 to +5	-12 to 0	-15 to +5
Projected NIM range	**~3.05 to 3.10%**	**~3.15 to 3.30%**	**~3.25 to 3.50%**

+30 bps time-based NIM benefit 2Q25 to 4Q27

Net benefit 0 to +25 bps

Assumes range for 10-year treasury rate of 4.25 to 4.75% through 2027

21

22 $26.3 $26.3 $29.8 $31.8 $29.9 $26.5 $25.5 $27.1 $3.7 $7.3 $8.4 $11.5 $13.3 $18.1 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 $28.6 $27.2 $21.4 $13.3 $4.0 $2.8 $12.8 $18.5 $13.1 2025 2026 2027 2028 2029 Interest rate risk management W.A. receive-fixed rate 3.1% 3.1% 3.2% 3.3% 3.4% 3.5% 3.5% 3.6% 3.2% 3.5% 3.7% 3.6% 3.7% Executed post 6/30/23 - - 4.0% 4.0% 3.9% 3.8% 3.8% 3.7% 4.0% 3.8% 3.7% 3.7% 3.7% Executed pre 6/30/23 3.1% 3.1% 3.1% 3.1% 3.2% 3.2% 3.2% 3.3% 3.1% 3.2% 3.4% 2.6% - NII impact from terminated swaps ($MM): In-period impact $(127) $(119) $(108) $(103) $(88) $(62) $(52) $(28) $(457) $(230) $(40) $(3) $0 Sequential benefit $9 $8 $11 $5 $15 $26 $10 $24 $36 $227 $190 $37 $3 Receive-fixed cash flow swaps (average notional in $ billions) ■ Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve ■ Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity – Well hedged against lower rates through mid 2027 ■ Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility Receive-fixed swaps executed post 6/30/23 Receive-fixed swaps executed pre 6/30/23 (legacy) Maintaining strong liquidity while shortening duration Fixed/floating-rate mix 15% 19% 66% Securities $42B 37% 18% 45% Loans $139B Fixed Fixed with hedges Floating Floating with hedges Commentary 15% 15% 70% 37% 16% 47% As of 6/30/25 (1) See pages 31-32 for notes.

23 $5.8 $4.6 $3.5 $2.6 $1.1 $0.3 $2.9 $2.4 $2.0 $1.6 $0.3$4.0 $3.4 $2.8 $2.4 $1.0 $0.2 $0.2 $0.2 $0.2 $0.2 $0.1 $0.1 $1.6 $1.0 $0.5 1Q25 2Q25 3Q25 4Q25 4Q26 4Q27 Non-Core portfolio - accelerating runoff with education loan sale Non-Core Dedicated structural funding Non-Core portfolio(1) Indirect auto Auto collateralized borrowings $s in billions Other Quarterly 2025 Education (HFS) ■ Non-Core loan portfolio has been reduced from $4.2 billion at 1Q25 to $3.6 billion at 2Q25 ■ Non-Core education loans of $1.0 billion remaining in held for sale as of June 30, 2025 – Announced in April 2025 an agreement to sell ~$1.9 billion of Non-Core education loans of which ~$200 million settled during 1Q25 and ~$600 million settled in 2Q25; remainder settles through 2H25 $4.2B ex. HFS $3.6B ex. HFS $3.0B ex. HFS See pages 31-32 for notes. Commentary

24 AOCI accretion Protecting CET1 - AFS marks; duration decreasing with securities portfolio hedging; less sensitivity to rates. Illustrate how sensitivity to a 50 bp move has fallen from 12/31/22 to 9/30/23 to 12/31/23 ...As recent actions limit AOCI volatility to protect capital $(2.0) $(1.8) $(1.5) $(0.3) $(0.3) $(0.3) $(0.3) $(0.1) Swaps Pension Securities 6/30/2025 12/31/2025 12/31/2026 $(2.6) $(2.2) $(1.8) ~33% TCE CET1(2) $(2.3) $(2.0) $(1.8) Commentary ■ Expect benefit to capital via accretion to AOCI as unrealized losses "burn off" – ~$0.5 billion in unrealized losses related to securities and pension expected to "burn off" by YE2026, adding ~28 bps to the CET1 ratio adjusted for AOCI opt-out removal(4) ■ Portfolio management actions focused on reducing duration of securities to protect capital by limiting volatility in AOCI – Immediate 50 bp parallel increase in rates would negatively impact CET1 ratio adjusted for AOCI opt-out removal by ~23 bps; a 50 bp parallel decrease would positively impact by ~23 bps Burn-off by YE2026~21% (1) Select totals may not sum due to rounding (2) CET1 adjusted for AOCI opt-out removal accretion based on forward curve with Fed funds reaching a terminal rate of ~3.50% (3) Unrealized losses in swap portfolio includes both active and terminated swaps (4) CET1 ratio impact for illustrative purposes assumes the RWA balance at 6/30/25 Projected accretion to TCE and CET1 adjusted for AOCI opt-out removal(1) Accretes to CET1(2) (3) $s in billions $(2.0) $(1.8) $(1.5) $(0.3) $(0.3) $(0.3) $(0.3) $(0.1) Swaps Pension Securities 6/30/2025 12/31/2025 12/31/2026

25 $71.6B Commercial credit portfolio Commercial portfolio risk ratings(3) $s in billions 57% 60% 61% 16% 16% 17% 19% 17% 16% 8% 7% 6% 2Q24 1Q25 2Q25 B- and lower B+ to B BB+ to BB- AAA+ to BBB- $71.6 Highlights $70.5 $ Balances % of CFG C&I Finance and Insurance $ 14.1 10 % Capital call facilities $ 7.2 Private Credit Finance 3.1 Other Finance and Insurance 3.8 Other Manufacturing 3.7 3 Technology 3.0 2 Accommodation and Food Services 2.3 2 Health, Pharma, Social Assistance 2.4 2 Professional, Scientific, and Technical Services 2.7 2 Wholesale Trade 2.4 2 Retail Trade 1.9 1 Other Services 2.2 1 Energy & Related 2.0 1 Rental and Leasing 1.2 1 Consumer Products Manufacturing 0.8 1 Administrative and Waste Management Services 1.3 1 Arts, Entertainment, and Recreation 1.6 1 Automotive 1.2 1 Other (1) 2.6 2 Total C&I $ 45.4 33 % CRE Multi-family $ 9.7 7 % Office 4.9 4 Credit tenant lease and life sciences(2) $ 2.2 Other general office 2.7 Industrial 2.8 2 Retail 2.8 2 Co-op 1.8 1 Data Center 0.9 1 Hospitality 0.4 — Other (1) 2.9 2 Total CRE $ 26.2 19 % Total Commercial loans & leases $ 71.6 51 % Total CFG $ 139.3 Diverse and granular portfolio ■ Disciplined capital allocation and risk appetite – Highly experienced leadership team – Focused client selection ■ C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality – ~81% of C&I portfolio is investment grade equivalent ■ Leveraged loans ~1.5% of total CFG loans, granular hold positions with an average outstanding of ~$11 million ■ CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection – CRE portfolio down $2.1 billion, or 7% year-over-year, driven primarily by paydowns $71.9 See pages 31-32 for notes. $s in billions ■ [Non-depository financial institution (NDFI) balance under regulatory definition of [$15.9] billion; BBB- ratings equivalent]

26 Suburban Class C 3% CBD Class C 6% Suburban Class A 39% CBD Class A 12% Suburban Class B 28% CBD Class B 12% 50% 100% 100% 82% 48% 79% 100% 57% 62% 50% 18% 52% 100% 21% 43% 38% New York, NY Washington, DC Los Angeles, CA Dallas, TX Atlanta, GA Chicago, IL Baltimore, MD Phoenix, AZ Philadelphia, PA Boston, MA Suburban CBD NY 18.0% NJ 11.0% VA 8.8% CA 8.3% TX 7.7% MD 7.0% GA 4.2% OH 4.1% PA 3.9% IL 3.8% AZ 3.2% MA 3.1% MN 2.8% CO 2.4% WA 2.3% Other 9.4% Commercial Real Estate - General Office portfolio well diversified(1) $2.7B General Office by state Other NC CT VT MO FL DC MI UT SC RI NH DE 21% 23% 56% General Office $2.7B Credit Tenant $1.0B Life Sciences $1.1B Office by property type $2.7B General Office class & location Top 10 General Office MSA breakdown Outstanding *Manhattan is ~$156 million $ 756 309 179 130 116 104 95 88 79 78 $s in millions, as of 6/30/25 See pages 31-32 for notes. As of 06/30/25 As of 6/30/25 As of 6/30/25 Commentary ■ General Office portfolio is well diversified geographically ■ 70% suburban, generally performing better than CBD properties ■ 91% Class A/B ■ Continue to work down the portfolio, reducing balance from $4.1 billion in 1Q23 to $2.7 billion in 2Q25, reflecting paydowns and charge-offs – Remaining exposure is well reserved with 11.8% coverage Top 10 General Office MSA breakdown *

27 45% 46% 46% 31% 30% 31% 15% 14% 14% 4% 4% 4% 5% 6% 5% 2Q24 1Q25 2Q25 $33.8 $17.7 $3.4 $3.2 $5.4 $4.2 $67.7B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $67.7 $s in billions $67.1 Home equity Retail portfolio(1) Residential mortgageAuto Education - in school Education - refinance Other retail ~96% Super-prime/prime* ~81% Secured ■ Retail portfolio mix continues to improve with focus on high quality relationship lending ■ Core real estate secured increased to 76% of the portfolio as Non-Core was reduced significantly from 19% to 5% – Mortgage: FICO ~790; weighted-average LTV of ~51% – Home equity: FICO ~760; ~31% secured by 1st lien ◦ ~98% CLTV less than 80%; ~86% CLTV less than 70% ■ Core unsecured relatively stable at 19%; targeting super- prime/high-prime relationship borrowers – Education: FICO ~785 ◦ In-school: ~97% co-signed ◦ Refinance: ~40% have advanced degrees – Other retail: consists of card and Citizens Pay; target high quality borrowers; loss sharing in Citizens Pay High quality, diverse portfolio *Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) $69.9 Homeowners Stat on % borrowers with deposit account? ~2/3 See pages 31-32 for notes. As of 6/30/25 44% 46% 46% 31% 31% 30% 16% 14% 14% 4% 4% 4% 5% 5% 6% 1Q24 4Q24 1Q25 62% 76% 19% 19%19% 5% 2Q23** 2Q25 Non-Core (Auto & other indirect lending) Core unsecured (Education, Other retail) Core real estate secured (Mortgage, Home equity) of unsecured retail borrowers(3) ■ Core loans secured by real estate have increased to 74% of the retail portfolio ■ Core unsecured, including education and other retail, has reduced to 17% of the retail portfolio, driven primarily by the decline in education refinance activity given higher rates ■ Non-Core has declined to 9% of the retail portfolio, accelerated by the Non-Core transaction of retail portfolio > 680 Improving retail portfolio mix of retail portfolio **2Q23 represents the start of the Non-Core portfolio designation $67.7B$73.0B $s in billions

28 Allocation of allowance for credit losses by product type June 30, 2025 March 31, 2025 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 45,412 $611 1.35% $ 43,781 $629 1.44 % Commercial real estate 26,230 658 2.51 26,727 683 2.56 Total commercial 71,642 1,269 1.77 70,508 1,312 1.86 Residential mortgages 33,823 201 0.59 33,114 184 0.56 Home equity 17,711 153 0.87 16,853 132 0.78 Automobile 3,407 15 0.42 4,044 17 0.43 Education 8,550 269 3.15 8,779 271 3.09 Other retail 4,171 302 7.24 4,337 296 6.80 Total retail loans 67,662 940 1.39 67,127 900 1.34 Allowance for credit losses(2) $139,304 $2,209 1.59% $137,635 $2,212 1.61 % See pages 31-32 for notes.

29 Delinquency by product type June 30, 2025 (%) March 31, 2025 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.32% 0.13% 0.03% 0.01% 0.51% 99.17% 0.13% 0.03% 0.02% 0.65 % Commercial real estate 96.77 0.29 0.02 0.23 2.69 96.86 0.49 0.02 0.01 2.62 Total commercial 98.39 0.19 0.02 0.09 1.31 98.29 0.27 0.03 0.02 1.39 Residential mortgages(1) 98.71 0.22 0.10 0.38 0.59 98.69 0.18 0.11 0.42 0.60 Home equity 97.81 0.45 0.15 — 1.59 97.61 0.56 0.16 — 1.67 Automobile 96.22 2.05 0.73 — 1.00 96.44 1.98 0.62 — 0.96 Education 99.18 0.39 0.19 0.02 0.22 99.09 0.44 0.21 0.03 0.23 Other retail 97.26 0.89 0.58 0.02 1.25 97.01 0.97 0.62 0.02 1.38 Total retail 98.32 0.44 0.19 0.19 0.86 98.23 0.47 0.20 0.21 0.89 Total 98.36% 0.31% 0.10% 0.14% 1.09% 98.27% 0.36% 0.11% 0.11% 1.15 % See pages 31-32 for notes.

30 Notable items(1) There are no notable items in second quarter 2025 or first quarter 2025, as our intention going forward is to limit these to those items of greatest significance. Second quarter 2024 results reflect notable items primarily related to integration costs associated with recent acquisitions, as well as TOP revenue and efficiency initiatives and a notable item for an industry-wide FDIC special assessment. These notable items were excluded from reported results to better reflect Underlying operating results. See pages 31-32 for notes and important information on Non-GAAP Financial Measures, including “Underlying” results. “Underlying” results exclude the impact of notable items described above. Notable items - Integration-related 2Q25 1Q25 2Q24 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Salaries & benefits $ — $ — $ — $ — $ (3) $ (2) Equipment and software — — — — — — Outside services — — — — — — Occupancy — — — — — — Other expense — — — — — — Noninterest expense $ — $ — $ — $ — $ (3) $ (2) EPS Impact - Noninterest expense $ — $ — $ (0.01) Total Integration Costs $ — $ — $ — $ — $ (3) $ (2) EPS Impact - Total Integration-related $ — $ — $ (0.01) Other notable items - TOP & Other 2Q25 1Q25 2Q24 $s in millions, except per share data Pre-tax After-tax Pre-tax After-tax Pre-tax After-tax Tax notable items $ — $ — $ — $ — $ — $ 7 Noninterest income $ — $ — $ — $ — $ 4 $ 3 Salaries & benefits $ — $ — $ — $ — $ (5) $ (4) Equipment and software — — — — (4) (3) Outside services — — — — (10) (7) Occupancy — — — — (6) (4) FDIC Assessment(1) — — — — (5) (4) Other expense — — — — (3) (2) Noninterest expense $ — $ — $ — $ — $ (33) $ (24) Total Other Notable Items $ — $ — $ — $ — $ (29) $ (14) EPS Impact - Other Notable Items $ — $ — $ (0.03) Total Notable Items $ — $ — $ — $ — $ (32) $ (16) Total EPS Impact $ — $ — $ (0.04) (1) The FDIC special assessment earnings per share impact is $(0.01) second quarter 2024.

31 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning this presentation and reconciliations to GAAP financial measures at the end of this presentation. Non-GAAP measures are herein defined as Underlying results. Where there is a reference to Underlying results in a paragraph or table, all measures that follow these references are on the same basis, when applicable. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 2Q25 GAAP Summary 1) See general note a). Notes on slide 4 - 2Q25 Underlying financial summary 1) See note on non-GAAP financial measures. Notes on slide 5 - 2Q25 financial performance detail 1) Legacy Core consists of Commercial, Consumer excluding Private Bank and Non-Core, and Other. 2) At June 30, 2025, the Non-Core segment was fully funded with marginal high-cost funding comprised of FHLB, collateralized auto debt, and brokered certificates of deposit. 3) See general note a). 4) See general note d). Notes on slide 6 - 2Q25 Overview 1) See note on non-GAAP financial measures. 2) See general note d). Notes on slide 8 - Noninterest income 1) See note on non-GAAP financial measures. 2) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. 3) See above note on non-GAAP financial measures. See Notable Items slide 30 for more detail. Notes on slide 9 - Noninterest expense 1) See above note on non-GAAP financial measures. See Notable Items slide 30 for more detail. Notes on slide 12 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures. 2) Includes branch-based checking with interest and savings. Notes on slide 14 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 15 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 18 - 3Q25 outlook vs. 2Q25 1) See general note d). Notes on slide 22 - Interest rate risk management 1) Represents fair value balances. Notes on slide 23 - Non-Core portfolio - accelerating runoff with education loan sale 1) See general note c).

32 Notes continued Notes on slide 25 - $71.6B Commercial credit portfolio 1) Includes deferred fees and costs. 2) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 3) Reflects period end balances. Notes on slide 26 - Commercial Real Estate - General Office portfolio well diversified 1) See general note c). Notes on slide 27 - $67.7B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2024 data. Source: Citizens customer data, Equifax, Intercontinental Exchange. Notes on slide 28 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 29 - Delinquency by product type 1) 90+ days past due and accruing includes $128 million, $137 million,and $168 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2025, March 31, 2025, and June 30, 2024, respectively. Notes on slide 30 - Notable items 1) See note on non-GAAP financial measures.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS							
					2Q25 Change				
		2Q25	1Q25	2Q24	1Q25		2Q24		
					$	%	$	%	
Noninterest income, Underlying:									
Noninterest income (GAAP)	A	$600	$544	$553	$56	10%	$47	8%	
Less: Notable items		—	—	4	—	—	(4)	(100)	
Noninterest income, Underlying (non-GAAP)	B	$600	$544	$549	$56	10%	$51	9%	
Total revenue, Underlying:									
Total revenue (GAAP)	C	$2,037	$1,935	$1,963	$102	5%	$74	4%	
Less: Notable items		—	—	4	—	—	(4)	(100)	
Total revenue, Underlying (non-GAAP)	D	$2,037	$1,935	$1,959	$102	5%	$78	4%	
Noninterest expense, Underlying:									
Noninterest expense (GAAP)	E	$1,319	$1,314	$1,301	$5	—%	$18	1%	
Less: Notable items		—	—	36	—	—	(36)	(100)	
Noninterest expense, Underlying (non-GAAP)	F	$1,319	$1,314	$1,265	$5	—%	$54	4%	
Pre-provision profit:									
Total revenue (GAAP)	C	$2,037	$1,935	$1,963	$102	5%	$74	4%	
Less: Noninterest expense (GAAP)	E	1,319	1,314	1,301	5	—	18	1	
Pre-provision profit (non-GAAP)		$718	$621	$662	$97	16%	$56	8%	
Pre-provision profit, Underlying:									
Total revenue, Underlying (non-GAAP)	D	$2,037	$1,935	$1,959	$102	5%	$78	4%	
Less: Noninterest expense, Underlying (non-GAAP)	F	1,319	1,314	1,265	5	—	54	4	
Pre-provision profit, Underlying (non-GAAP)		$718	$621	$694	$97	16%	$24	3%	
Income before income tax expense, Underlying:									
Income before income tax expense (GAAP)	G	$554	$468	$480	$86	18%	$74	15%	
Less: Income (expense) before income tax expense (benefit) related to notable items		—	—	(32)	—	—	32	100	
Income before income tax expense, Underlying (non-GAAP)	H	$554	$468	$512	$86	18%	$42	8%	
Income tax expense, Underlying:									
Income tax expense (GAAP)	I	$118	$95	$88	$23	24%	$30	34%	
Less: Income tax expense (benefit) related to notable items		—	—	(16)	—	—	16	100	
Income tax expense, Underlying (non-GAAP)	J	$118	$95	$104	$23	24%	$14	13%	
Net income, Underlying:									
Net income (GAAP)	K	$436	$373	$392	$63	17%	$44	11%	
Add: Notable items, net of income tax benefit		—	—	16	—	—	(16)	(100)	
Net income, Underlying (non-GAAP)	L	$436	$373	$408	$63	17%	$28	7%	
Net income available to common stockholders, Underlying:									
Net income available to common stockholders (GAAP)	M	$402	$340	$357	$62	18%	$45	13%	
Add: Notable items, net of income tax benefit		—	—	16	—	—	(16)	(100)	
Net income available to common stockholders, Underlying (non-GAAP)	N	$402	$340	$373	$62	18%	$29	8%	

33

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q25 Change			
		2Q25	1Q25	2Q24	1Q25		2Q24	
					$/bps	%	$/bps	%
Operating leverage:								
Total revenue (GAAP)	C	$2,037	$1,935	$1,963	$102	5.35%	$74	3.78%
Less: Noninterest expense (GAAP)	E	1,319	1,314	1,301	5	0.47	18	1.42
Operating leverage						4.88%		2.36%
Operating leverage, Underlying:								
Total revenue, Underlying (non-GAAP)	D	$2,037	$1,935	$1,959	$102	5.35%	$78	4.02%
Less: Noninterest expense, Underlying (non-GAAP)	F	1,319	1,314	1,265	5	0.47	54	4.29
Operating leverage, Underlying (non-GAAP)						4.88%		(0.27%)
Efficiency ratio and efficiency ratio, Underlying:								
Efficiency ratio	E/C	64.76 %	67.91%	66.27 %	(315) bps		(151) bps	
Efficiency ratio, Underlying (non-GAAP)	F/D	64.76	67.91	64.59	(315) bps		17 bps	
Effective income tax rate and effective income tax rate, Underlying:								
Effective income tax rate	I/G	21.37%	20.26%	18.49 %	111 bps		288 bps	
Effective income tax rate, Underlying (non-GAAP)	J/H	21.37	20.26	20.33	111 bps		104 bps	
Return on average common equity and return on average common equity, Underlying:								
Average common equity (GAAP)	O	$22,494	$22,188	$21,427	$306	1%	$1,067	5%
Return on average common equity	M/O	7.18 %	6.21%	6.70 %	97 bps		48 bps	
Return on average common equity, Underlying (non-GAAP)	N/O	7.18	6.21	7.00	97 bps		18 bps	
Return on average tangible common equity and return on average tangible common equity, Underlying:								
Average common equity (GAAP)	O	$22,494	$22,188	$21,427	$306	1%	$1,067	5%
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Average other intangibles (GAAP)		134	142	144	(8)	(6)	(10)	(7)
Add: Average deferred tax liabilities related to goodwill (GAAP)		438	438	432	—	—	6	1
Average tangible common equity (non-GAAP)	P	$14,611	$14,297	$13,527	$314	2%	$1,084	8%
Return on average tangible common equity (non-GAAP)	M/P	11.05 %	9.64%	10.61 %	141 bps		44 bps	
Return on average tangible common equity, Underlying (non-GAAP)	N/P	11.05	9.64	11.09	141 bps		(4) bps	
Return on average total assets and return on average total assets, Underlying:								
Average total assets (GAAP)	Q	$217,661	$216,309	$219,222	$1,352	1%	($1,561)	(1%)
Return on average total assets	K/Q	0.80 %	0.70%	0.72 %	10 bps		8 bps	
Return on average total assets, Underlying (non-GAAP)	L/Q	0.80	0.70	0.75	10 bps		5 bps	

34

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q25 Change			
		2Q25	1Q25	2Q24	1Q25		2Q24	
					$/bps	%	$/bps	%
Return on average total tangible assets and return on average total tangible assets, Underlying:								
Average total assets (GAAP)	Q	$217,661	$216,309	$219,222	$1,352	1%	($1,561)	(1%)
Less: Average goodwill (GAAP)		8,187	8,187	8,188	—	—	(1)	—
Less: Average other intangibles (GAAP)		134	142	144	(8)	(6)	(10)	(7)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	438	432	—	—	6	1
Average tangible assets (non-GAAP)	R	$209,778	$208,418	$211,322	$1,360	1%	($1,544)	(1%)
Return on average total tangible assets (non-GAAP)	K/R	0.83 %	0.73%	0.75 %	10 bps		8 bps	
Return on average total tangible assets, Underlying (non-GAAP)	L/R	0.83	0.73	0.78	10 bps		5 bps	
Book value per common share and tangible book value per common share:								
Common shares - at period-end (GAAP)	S	432,768,811	437,668,127	452,961,853	(4,899,316)	(1%)	(20,193,042)	(4%)
Common stockholders' equity (GAAP)	T	$23,121	$22,753	$21,757	$368	2	$1,364	6
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		128	137	139	(9)	(7)	(11)	(8)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2	—	5	1
Tangible common equity (non-GAAP)	U	$15,246	$14,867	$13,866	$379	3%	$1,380	10%
Book value per common share (GAAP)	T/S	$53.43	$51.99	$48.03	$1.44	3%	$5.40	11%
Tangible book value per common share (non-GAAP)	U/S	$35.23	$33.97	$30.61	$1.26	4%	$4.62	15%
Net income per average common share - basic and diluted and net income per average common share - basic and diluted, Underlying:								
Average common shares outstanding - basic (GAAP)	V	433,640,210	438,320,757	454,142,489	(4,680,547)	(1%)	(20,502,279)	(5%)
Average common shares outstanding - diluted (GAAP)	W	436,539,774	442,200,180	456,561,022	(5,660,406)	(1)	(20,021,248)	(4)
Net income per average common share - basic (GAAP)	M/V	$0.93	$0.78	$0.79	$0.15	19	$0.14	18
Net income per average common share - diluted (GAAP)	M/W	0.92	0.77	0.78	0.15	19	0.14	18
Net income per average common share - basic, Underlying (non-GAAP)	N/V	0.93	0.78	0.82	0.15	19	0.11	13
Net income per average common share - diluted, Underlying (non-GAAP)	N/W	0.92	0.77	0.82	0.15	19	0.10	12
Dividend payout ratio and dividend payout ratio, Underlying:								
Cash dividends declared and paid per common share	X	$0.42	$0.42	$0.42	$—	—%	$—	—%
Dividend payout ratio	X/(M/V)	45 %	54 %	53 %	(869) bps		(800) bps	
Dividend payout ratio, Underlying (non-GAAP)	X/(N/V)	45	54	51	(869) bps		(584) bps	
Common equity ratio and tangible common equity ratio:								
Total assets (GAAP)	Y	$218,310	$220,148	$219,938	($1,838)	(1)	($1,628)	(1%)
Less: Goodwill (GAAP)		8,187	8,187	8,187	—	—	—	—
Less: Other intangible assets (GAAP)		128	137	139	(9)	(7)	(11)	(8)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		440	438	435	2	—	5	1
Tangible assets (non-GAAP)	Z	$210,435	$212,262	$212,047	($1,827)	(1%)	($1,612)	(1%)
Common equity ratio (GAAP)	T/Y	10.6 %	10.3 %	9.9 %	25 bps		70 bps	
Tangible common equity ratio (non-GAAP)	U/Z	7.2	7.0	6.5	24 bps		70 bps	

35

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q25 Change			
		2Q25	1Q25	2Q24	1Q25		2Q24	
					$/bps	%	$/bps	%
Net interest income and net interest margin on an FTE basis:								
Net interest income (annualized) (GAAP)	AA	$5,770	$5,637	$5,674	$133	2%	$96	2%
Average interest-earning assets (GAAP)	BB	196,318	195,058	198,465	1,260	1	(2,147)	(1)
Net interest margin (GAAP)	AA/BB	2.94 %	2.89%	2.86%	5 bps		8 bps	
Net interest income (GAAP)		$1,437	$1,391	$1,410	$46	3%	$27	2%
FTE adjustment		4	4	5	—	—	(1)	(20)
Net interest income on an FTE basis (non-GAAP)		1,441	1,395	1,415	46	3	26	2
Net interest income on an FTE basis (annualized) (non-GAAP)	CC	5,786	5,653	5,692	133	2	94	2
Net interest margin on an FTE basis (non-GAAP)	CC/BB	2.95 %	2.90%	2.87%	5 bps		8 bps	
Card fees, Underlying:								
Card fees (GAAP)		$90	$83	$92	$7	8%	($2)	(2%)
Less: Notable items		—	—	4	—	—	(4)	(100)
Card fees, Underlying (non-GAAP)		$90	$83	$88	$7	8%	$2	2%
Salaries and employee benefits, Underlying:								
Salaries and employee benefits (GAAP)		$681	$696	$645	($15)	(2%)	$36	6%
Less: Notable items		—	—	8	—	—	(8)	(100)
Salaries and employee benefits, Underlying (non-GAAP)		$681	$696	$637	($15)	(2%)	$44	7%
Equipment and software, Underlying:								
Equipment and software (GAAP)		$193	$194	$190	($1)	(1%)	$3	2%
Less: Notable items		—	—	4	—	—	(4)	(100)
Equipment and software, Underlying (non-GAAP)		$193	$194	$186	($1)	(1%)	$7	4%
Outside services, Underlying:								
Outside services (GAAP)		$169	$155	$165	$14	9%	$4	2%
Less: Notable items		—	—	10	—	—	(10)	(100)
Outside services, Underlying (non-GAAP)		$169	$155	$155	$14	9%	$14	9%
Occupancy, Underlying:								
Occupancy (GAAP)		$108	$112	$113	($4)	(4%)	($5)	(4%)
Less: Notable items		—	—	6	—	—	(6)	(100)
Occupancy, Underlying (non-GAAP)		$108	$112	$107	($4)	(4%)	$1	1%
Other operating expense, Underlying:								
Other operating expense (GAAP)		$168	$157	$188	$11	7%	($20)	(11%)
Less: Notable items		—	—	8	—	—	(8)	(100)
Other operating expense, Underlying (non-GAAP)		$168	$157	$180	$11	7%	($12)	(7%)

36

37 Non-GAAP financial measures and reconciliations $s in millions, except share, per share and ratio data QUARTERLY TRENDS 4Q24 3Q24 Noninterest income, Underlying: Noninterest income (GAAP) A $574 $532 Less: Notable items 10 (2) Noninterest income, Underlying (non-GAAP) B $564 $534 Total revenue, Underlying: Total revenue (GAAP) C $1,986 $1,901 Less: Notable items 10 (2) Total revenue, Underlying (non-GAAP) D $1,976 $1,903 Noninterest expense, Underlying: Noninterest expense (GAAP) E $1,316 $1,259 Less: Notable items 24 11 Noninterest expense, Underlying (non-GAAP) F $1,292 $1,248 Efficiency ratio and efficiency ratio, Underlying: Efficiency ratio E/C 66.3% 66.2% Efficiency ratio, Underlying (non-GAAP) F/D 65.4 65.6

38 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal QUARTERLY TRENDS 2Q25 1Q25 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 17,812 $ 17,751 Less: AFS securities - AOCI 1,282 1,337 HTM securities - AOCI(1) 719 737 DTA for AFS/HTM securities 31 29 Pension 297 298 DTA for Pension 3 3 CET 1 capital adjusted for AOCI opt-out removal A $15,480 $15,347 Risk-weighted assets 168,017 166,908 Less: HTM securities - AOCI 125 128 AFS securities - AOCI 208 224 DTA for AFS/HTM securities (1,628) (1,683) Pension 297 298 DTA for Pension (263) (265) Risk-weighted assets adjusted for AOCI opt-out removal B $169,278 $168,206 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.1% 9.1% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

39 Non-GAAP financial measures and reconciliations QUARTERLY TRENDS 2Q25 Change 2Q25 1Q25 2Q24 1Q25 2Q24 $/bps % $/bps % Total Retail loans - at period-end $67,662 $67,127 $69,908 $535 1% ($2,246) (3%) Less: Non-core retail loans - at period-end 3,573 4,235 8,870 (662) (16) (5,297) (60) Less: Private bank retail loans - at period-end 1,496 1,112 494 384 35 1,002 203 Total Retail loans excluding Private Bank and non-core - at period-end $62,593 $61,780 $60,544 $813 1% $2,049 3% Total Commercial loans - at period-end $71,642 $70,508 $71,934 $1,134 2% ($292) —% Less: Private bank commercial loans - at period-end $3,395 $2,563 $895 $832 32 $2,500 279 Total Commercial loans excluding Private Bank - at period-end $68,247 $67,945 $71,039 $302 —% ($2,792) (4%) $s in millions, except share, per share and ratio data

40 Non-GAAP financial measures and reconciliations excluding Private Bank & Non-Core $s in millions, except share, per share and ratio data 2Q25 Net income available to common stockholders, Underlying: Net income available to common stockholders (GAAP) $402 Add: Notable items, net of income tax benefit — Net income available to common stockholders, Underlying (non-GAAP) A $402 Private Bank Net income available to common stockholders, (GAAP) 26 Less: Private Bank Notable Items — Private Bank Net income available to common stockholders, Underlying (non-GAAP) B $26 Non-Core Net income available to common stockholders, (GAAP) C ($14) Net income available to common stockholders excluding Private Bank & Non-Core, Underlying (non-GAAP) D=(A-B-C) $390 Return on average tangible common equity and return on average tangible common equity, Underlying: Average common equity (GAAP) $22,494 Less: Average goodwill (GAAP) 8,187 Less: Average other intangibles (GAAP) 134 Add: Average deferred tax liabilities related to goodwill (GAAP) 438 Average tangible common equity (non-GAAP) E $14,611 Return on average tangible common equity excluding Private Bank & Non-Core, Underlying (non-GAAP) D/E 10.7%